                                                                     EXHIBIT 4.1

COMMON STOCK                                                       COMMON STOCK

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


   NUMBER                                                   NUMBER OF SHARES

----------------                                            ----------------


                              DYNAMIC REALITY, INC.
              Authorized Common Stock, 100,000,000 $.001 Par Value

                                                              Cusip# 268004 10 8



THIS CERTIFIES THAT:

IS THE OWNER OF:

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF

                              DYNAMIC REALITY, INC.


Hereinafter designated as the "Corporation", transferable on the books of the Corporation upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent and registered by the registrar.


WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:



SECRETARY                                                             PRESIDENT
         -------------------------------------------------------------




                                       41